Exhibit 10.5

COMPASS MINERALS INTERNATIONAL, INC. 2015 INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
Total Shareholder Return (TSR) Performance Criteria
Compass Minerals International, Inc., a Delaware corporation (the “Company”), hereby grants to the participant listed below (the “Participant”) the performance stock units (the “PSUs”) described in this Performance Stock Unit Grant Notice (this “Grant Notice”), subject to the Compass Minerals International, Inc. 2015 Incentive Award Plan (as amended from time to time the “Plan”) and the Rules, Policies and Procedures for Equity Awards Granted to Employees, dated February 21, 2017 (the “Rules”), each of which is incorporated into this Grant Notice by reference. In addition, the PSUs are subject to the Company’s Compensation Clawback Policy, dated February 2016, and any successor policy thereto (the “Clawback Policy”). This Grant Notice will constitute an “Award Agreement” under the terms of the Plan.

Participant:	_______________________
Grant Date:	_______________________
Number of PSUs:	_______________________
Vesting Schedule:	[Subject to achievement of the Performance Criteria set forth below, and subject to the Rules, the PSUs will vest on the third anniversary of the Grant Date (the “Vesting Date”).]
Dividend Equivalents:	Participant will be entitled to receive Dividend Equivalents (as such term is defined in the Plan) in accordance with the terms set forth in the Rules.
Payment:
Subject to the Rules, the Participant will receive a number of shares of Stock (in either certificate or book entry form) equal to the number of PSUs with respect to which the Performance Criteria have been satisfied within 30 days following the Vesting Date; provided, however, that if the Participant’s service with the Company and its Subsidiaries (as such term is defined in the Plan) ends prior to the Vesting Date under circumstances that entitle the Participant to payment under the Rules, then the time of payment and the number of shares that the Participant will receive will be determined in accordance with the Rules.

Performance Period and Performance Criteria:	The Company must achieve the following:
	Performance Period	rTSR Performance Criteria
[ ]
The Performance Stock Units earned for the Performance Period will be based on the Company’s Total Shareholder Return (“TSR”) compared to the TSR of the companies comprising the Russell 3000 Index over such Performance Period.

		Benchmark Ranking	Percentage of Performance Stock Units Earned
		[ ]	[ ]
Benchmark and earned percentages will be interpolated on a straight line basis

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Clawback Policy and the Rules. Participant has reviewed the Plan, this Grant Notice, the Clawback Policy and the Rules in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Clawback Policy and the Rules. If there is any conflict between the terms and conditions of this Grant Notice and the Rules, the Rules will control. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Company’s Board of Directors upon any questions arising under this Grant Notice, the Plan, the Clawback Policy and the Rules.

COMPASS MINERALS INTERNATIONAL, INC.	PARTICIPANT
By:
Name:	Participant Name:
Title: